                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-1 (File No. 333-42599) of our report, which includes an explanatory paragraph relating to the uncertainty of the Company's ability to continue as a going concern, dated March 13, 1998, on our audits of the financial statements of HomeCom Communications, Inc. We also consent to the reference to our firm under the caption "Experts."


                                          COOPERS & LYBRAND L.L.P.

Atlanta, Georgia

May 14, 1998